Exhibit 10.1
Citibank, N.A.
Corporate Equity Derivatives
390 Greenwich Street, 4th Floor
New York, NY 10013

May 12, 2026
To:     ACV Auctions Inc.
640 Ellicott Street, #321
Buffalo, New York 14203
Attention: Legal Department
Telephone No.: 1-800-553-4070
Email Address: [_]

Re:     Master Confirmation—Uncollared Accelerated Share Repurchase

This master confirmation (this “Master Confirmation”), dated as of May 12, 2026, is intended to set forth certain terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between Citibank, N.A. (“Dealer”) and ACV Auctions Inc., a Delaware corporation (“Counterparty”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The additional terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Schedule A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below.
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. This Master Confirmation and each Supplemental Confirmation evidence a complete binding agreement between Counterparty and Dealer as to the subject matter and terms of each Transaction to which this Master Confirmation and such Supplemental Confirmation relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.
This Master Confirmation and each Supplemental Confirmation supplement, form a part of, and are subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed the Agreement on the date of this Master Confirmation (but without any Schedule except for (i) the election of New York law as the governing law (without reference to its choice of law provisions) and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (w) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (x) the “Threshold Amount” with respect to Dealer were three percent (3%) of shareholders’ equity of Dealer as of the Trade Date, (y) “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language were added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (1) the default was caused solely by error or omission of an administrative or operational nature; (2) funds were available to enable the party to make the payment when due; and (3) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”).
The Transactions shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement, and the occurrence of any Event of Default or Termination Event under the Agreement with respect to either party or any Transaction shall not, by itself, give rise to any right or obligation under any such other agreement or deemed agreement. Notwithstanding anything to the contrary in any other agreement between the parties or their Affiliates, the Transactions shall not be “Specified Transactions” (or similarly treated) under any other agreement between the parties or their Affiliates.
All provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation and each Supplemental Confirmation except as expressly modified herein or in the related Supplemental Confirmation.
If, in relation to any Transaction to which this Master Confirmation and a Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.
1.Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation relating to any Transaction, shall govern such Transaction.
General Terms.
Trade Date:    For each Transaction, as set forth in the related Supplemental Confirmation.
Buyer:    Counterparty
Seller:    Dealer
Shares:    The common stock of Counterparty, par value USD 0.001 per share (Exchange symbol “ACVA”).
Exchange:    The New York Stock Exchange
Related Exchange(s):    All Exchanges; provided that Section 1.26 of the Equity Definitions shall be amended to add the words “United States” before the word “exchange” in the tenth line of that Section.
Prepayment/Variable Obligation:    Applicable
Prepayment Amount:    For each Transaction, as set forth in the related Supplemental Confirmation.
Prepayment Date:    For each Transaction, as set forth in the related Supplemental Confirmation.
Valuation.
VWAP Price:    For any Exchange Business Day, the Rule 10b-18 volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange

Business Day, as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on Bloomberg Page “ACVA US <Equity> AQR SEC” (or any successor thereto), absent manifest error or unavailability of such page or successor thereto, in which case the Calculation Agent shall determine the VWAP Price for such Exchange Business Day in a commercially reasonable manner based on Rule 10b-18 Eligible Transactions in the Shares on such day. “Rule 10b-18 Eligible Transactions” means, for any Exchange Business Day, only those trades that are reported during the period of time during which Issuer could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Forward Price:    For each Transaction, the arithmetic average of the VWAP Prices for all of the Calculation Dates in the Calculation Period for such Transaction, subject to “Valuation Disruption” below.
Forward Price Adjustment Amount:    For each Transaction, as set forth in the related Supplemental Confirmation.
Calculation Period:    For each Transaction, the period from, and including, the Calculation Period Start Date for such Transaction to, and including, the Termination Date for such Transaction.
Calculation Period Start Date:    For each Transaction, as set forth in the related Supplemental Confirmation.
Termination Date:    For each Transaction, the Scheduled Termination Date for such Transaction; provided that Dealer shall have the right to designate any Calculation Date on or after the First Acceleration Date to be the Termination Date for such Transaction (an “Accelerated Termination Date”) by delivering notice (an “Acceleration Notice”) to Counterparty of any such designation prior to 6:00 p.m. (New York City time) on the Calculation Date immediately following the designated Accelerated Termination Date.
Calculation Dates:    For each Transaction, each date that is both an Exchange Business Day and is set forth as a Calculation Date in the related Supplemental Confirmation.
Scheduled Termination Date:    For each Transaction, as set forth in the related Supplemental Confirmation, subject to postponement as provided in “Valuation Disruption” below.
First Acceleration Date:    For each Transaction, as set forth in the related Supplemental Confirmation.

Exchange Business Day:    For each Transaction, as defined in Section 1.29 of the Equity Definitions; provided that any Exchange Business Day on which, as of the Trade Date for such Transaction, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day for such Transaction. If a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the Trade Date for a Transaction, then such Exchange Business Day shall be deemed to be a Disrupted Day in full in respect of such Transaction and shall be subject to Valuation Disruption below.
Valuation Disruption:    The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Scheduled Trading Day during the Calculation Period or the Settlement Valuation Period” after the word “material,” in the third line thereof.
    Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
    Notwithstanding anything to the contrary in the Equity Definitions, if a Disrupted Day occurs on any scheduled Calculation Date (i) in the Calculation Period, the Calculation Agent may, in its good faith and commercially reasonable discretion, postpone the Scheduled Termination Date by one Calculation Date for each Disrupted Day, or (ii) in the Settlement Valuation Period, the Calculation Agent may, in its good faith and commercially reasonable discretion, extend the Settlement Valuation Period by one Calculation Date for each Disrupted Day. The Calculation Agent shall also determine if (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Forward Price or the Settlement Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 Eligible Transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price for the relevant Calculation Dates during the Calculation Period or the Settlement Valuation Period, as the case may be, shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Forward Price or the Settlement Price, as the case may be, with such adjustments based on, among other commercially reasonable factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares; provided that the Calculation Agent shall promptly provide Counterparty written notice of the occurrence of a Disrupted Day or a partially Disrupted Day and any adjustments to the terms of any Transaction hereunder as a result thereof within two (2) Scheduled Trading Days of such Disrupted Day or, if earlier, the previously scheduled Scheduled Termination Date or last day of the Settlement Valuation Period, as the case may be.
Settlement Terms.
Settlement Procedures:    For each Transaction:
(i)    if the Number of Shares to be Delivered for such Transaction is positive, Physical Settlement shall be applicable to such Transaction; provided that Dealer does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws arising as a result of the fact that Counterparty is the issuer of the Shares delivered by Dealer to Counterparty under any Transaction; or
(ii)    if the Number of Shares to be Delivered for such Transaction is negative, then the Counterparty Settlement Provisions in Annex A hereto shall apply to such Transaction.
Number of Shares to be Delivered:    For each Transaction, a number of Shares (rounded down to the nearest whole number) equal to (a)(i) the Prepayment Amount for such Transaction, divided by (ii)(A) the Forward Price for such Transaction minus (B) the Forward Price Adjustment Amount for such Transaction, minus (b) the number of Initial Shares for such Transaction; provided that if the result of the calculation in clause (a)(ii) is equal to or less than the Floor Price for such Transaction, then the Number of Shares to be Delivered for such Transaction shall be determined as if clause (a)(ii) were replaced with “(ii) the Floor Price for such Transaction”. For the avoidance of doubt, if the Forward Price Adjustment Amount for any Transaction is a negative number, clause (a)(ii) of the immediately preceding sentence shall be equal to (A) the Forward Price for such Transaction, plus (B) the absolute value of the Forward Price Adjustment Amount.
Floor Price:    For each Transaction, as set forth in the related Supplemental Confirmation.

Excess Dividend Amount:    For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.
Settlement Date:    For each Transaction, if the Number of Shares to be Delivered for such Transaction is positive, (x) in the case of an Accelerated Termination Date, the date that is one Settlement Cycle immediately following the date on which Dealer delivers the relevant Acceleration Notice for such Transaction and (y) in the case of a Termination Date occurring on the Scheduled Termination Date, the date that is one Settlement Cycle immediately following the Termination Date for such Transaction.
Settlement Currency:    USD
Initial Share Delivery:    For each Transaction, Dealer shall deliver a number of Shares equal to the Initial Shares for such Transaction to Counterparty on the Initial Share Delivery Date for such Transaction in accordance with Section 9.4 of the Equity Definitions, with such Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.
Initial Share Delivery Date:    For each Transaction, as set forth in the related Supplemental Confirmation.
Initial Shares:    For each Transaction, as set forth in the related Supplemental Confirmation.
Share Adjustments.
Potential Adjustment Event:    In addition to the events described in Section 11.2(e) of the Equity Definitions, it shall constitute an additional Potential Adjustment Event if (x) the Scheduled Termination Date for any Transaction is postponed pursuant to “Valuation Disruption” above or (y) a Regulatory Disruption as described in Section 7 occurs. In the case of any event described in clause (x) or (y) above occurs, the Calculation Agent shall, in a commercially reasonable manner, adjust the terms of such Transaction as necessary to preserve as nearly as practicable the fair value of such Transaction prior to such postponement or Regulatory Disruption, as the case may be; provided that the Calculation Agent shall not adjust any of the dates identified as Calculation Dates in the related Supplemental Confirmation.
        Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, none of (a) any Dividend, (b) any purchases of Shares by Counterparty or an “affiliated purchaser” (as defined in Rule 10b-18) thereof in the open market permitted by Section 9 (including, but not limited to, any Permitted OMR Transaction) nor (c) the issuance in the ordinary course of incentive equity awards (including, without limitation, under stock option plans) shall constitute a Potential Adjustment Event.
Excess Dividend:    Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Section 11.2(e)(i), Section 11.2(e)(ii)(A) or Section 11.2(e)(ii)(B) of the Equity Definitions or any Extraordinary Dividend) (a “Dividend”). “Extraordinary Dividend” means the per Share cash dividend or distribution, or a portion thereof, declared by Counterparty on the Shares that is classified by the board of directors of Counterparty as an “extraordinary” dividend.
Consequences of Excess Dividend:    The declaration by the Issuer of any Excess Dividend, the ex-dividend date for which occurs or is scheduled to occur during the Relevant Dividend Period for any Transaction, shall, at Dealer’s election, constitute an Additional Termination Event in respect of such Transaction, with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction. For the avoidance of doubt, there will be no adjustment to the terms of any Transaction for any Dividend, including any Excess Dividend. For the avoidance of doubt, upon the occurrence of an Additional Termination Event as a result of a declaration by Counterparty of an Excess Dividend, the Payment Amount in connection with such termination of the Transaction shall not reflect the amount of such Excess Dividend.
Method of Adjustment:    Calculation Agent Adjustment
Relevant Dividend Period:    For each Transaction, the period from, and including, the Trade Date for such Transaction to, and including, the Relevant Dividend Period End Date for such Transaction.
Relevant Dividend Period End Date:    For each Transaction, if the Number of Shares to be Delivered for such Transaction is negative, the last day of the Settlement Valuation Period; otherwise, the Termination Date for such Transaction.
Extraordinary Events.
Consequences of Merger Events:
(a) Share-for-Share:    Modified Calculation Agent Adjustment
(b) Share-for-Other:    Cancellation and Payment
(c) Share-for-Combined:    Component Adjustment
Tender Offer:    Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” in the third line thereof with “25%.”

Consequences of Tender Offers:
(a) Share-for-Share:    Modified Calculation Agent Adjustment
(b) Share-for-Other:    Modified Calculation Agent Adjustment
(c) Share-for-Combined:    Modified Calculation Agent Adjustment
Nationalization, Insolvency or Delisting:    Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, NYSE MKT, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.
Additional Disruption Events:
(a) Change in Law:    Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Positions”; provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”. Notwithstanding anything to the contrary in the Equity Definitions, a Change in Law described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions shall not constitute a Change in Law and instead shall constitute an Increased Cost of Hedging as described in Section 12.9(a)(vi) of the Equity Definitions. Any determination by Dealer as to the occurrence of a Change in Law under any Transaction shall be made in a non-discriminatory manner across all accelerated share repurchase transactions similar to the Transactions with counterparties similar to Counterparty to which Dealer (or an affiliate thereof) is a party.
(b) Failure to Deliver:    Applicable
(c) Insolvency Filing:    Applicable
(d) Loss of Stock Borrow:    Applicable

Maximum Stock Loan Rate:    For each Transaction, as set forth in the related Supplemental Confirmation.
Hedging Party:    Dealer; provided that when making any determination or calculation as “Hedging Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if the Hedging Party were the Calculation Agent.
Determining Party:    Dealer; provided that when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if the Determining Party were the Calculation Agent.
(e) Increased Cost of Hedging:    Applicable solely with respect to a “Change in Law” described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions as set forth in the last sentence opposite the caption “Change in Law” above (which determination under any Transaction shall be made in a non-discriminatory manner across all accelerated share repurchase transactions similar to the Transactions with counterparties similar to Counterparty to which Dealer (or an affiliate thereof) is a party).
Hedging Party:    Dealer; provided that when making any determination or calculation as “Hedging Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if the Hedging Party were the Calculation Agent.
Determining Party:    Dealer; provided that when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if the Determining Party were the Calculation Agent.
(f) Increased Cost of Stock Borrow:    Applicable
Initial Stock Loan Rate:    For each Transaction, as set forth in the related Supplemental Confirmation.
Hedging Party:    Dealer; provided that when making any determination or calculation as “Hedging Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if the Hedging Party were the Calculation Agent.
Determining Party:    Dealer; provided that when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if the Determining Party were the Calculation Agent.
Hedging Adjustments:    For the avoidance of doubt, whenever the Calculation Agent, Hedging Party or Determining Party is called upon to make an adjustment, calculation or determination pursuant to the terms of this Master Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, Hedging Party or Determining Party, as the case may be, shall make such adjustment, calculation or determination in a commercially reasonable manner by reference to the effect of such event on Dealer, assuming that Dealer maintains a commercially reasonable Hedge Position.

Non-Reliance/Agreements and
Acknowledgements Regarding
Hedging Activities/Additional
Acknowledgements:    Applicable
2.Calculation Agent.     Dealer. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner. Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party, Counterparty shall have the right to designate an independent equity derivatives dealer to replace Dealer as Calculation Agent and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Notwithstanding anything to the contrary in this Master Confirmation or any Supplemental Confirmation, the Calculation Agent shall not adjust the dates identified as Calculation Dates in the relevant Supplemental Confirmation for any Transaction.
3.Following any determination, adjustment or calculation by the Calculation Agent, the Hedging Party or the Determining Party hereunder, the Calculation Agent, the Determining Party or the Hedging Party, as the case may be, will upon written request by Counterparty and within five Exchange Business Days of such request, provide to Counterparty a report (in a commonly used file format for the storage and manipulation of financial data without disclosing any proprietary models or other information that is proprietary or confidential) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.
4.Account Details.
(a)Account for payments to Counterparty:
To be advised

Account for delivery of Shares to Counterparty:
To be advised
(b)Account for payments to Dealer:

[_____]
Account for delivery of Shares to Dealer:
To be advised
5.Offices.
(a)The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch Party.
(b)The Office of Dealer for each Transaction is: New York, New York.
6.Notices.
(a)Address for notices or communications to Counterparty:
ACV Auctions Inc.
640 Ellicott Street, #321
Buffalo, New York 14203
Attention: Legal Department
Telephone No.: 1-800-553-4070
Email Address: [_]

With a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Caitlin L. Wood
E-mail: [_]

(b)Address for notices or communications to Dealer:
Citibank, N.A.
390 Greenwich Street, 4th Floor
New York, NY 10013
Attention: Equity Derivatives
Telephone No.: (212) 723-5770
Email: [_]

7.Representations, Warranties and Agreements.
(a)Additional Representations, Warranties and Covenants of Each Party. In addition to the representations, warranties and covenants in the Agreement, each party represents, warrants and covenants to the other party that:
(b)(i)    It is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended).
(c)(ii)    The offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) thereof. Accordingly, each party represents and warrants to the other that (A) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (B) it is an “accredited investor” as that term is defined under Regulation D under the Securities Act and (C) the disposition of each Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws.
(d)Additional Representations, Warranties and Covenants of Counterparty. In addition to the representations, warranties and covenants in the Agreement, Counterparty represents, warrants and covenants to Dealer that:
(e)(i)    As of the Trade Date for each Transaction hereunder, (A) such Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program, and (B) there is no internal policy of Counterparty, whether written or oral, that would prohibit Counterparty from entering into any aspect of such Transaction, including, without limitation, the purchases of Shares to be made pursuant to such Transaction.
(f)(ii)    As of the Trade Date for each Transaction hereunder, it is not entering into such Transaction, and as of the date of any election with respect to any Transaction hereunder, it is not making such election, in each case (A) on the basis of, and is not aware of, any material non-public information regarding Counterparty or the Shares, (B) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer, in each case, in violation of the Exchange Act or (C) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) in violation of the Exchange Act.
(g)(iii)    Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50,000,000 as of the date hereof.
(h)(iv)    The Shares are not, and Counterparty will not cause the Shares to be, subject to a “restricted period” (as defined in Regulation M promulgated under the Exchange Act) at any time during any Regulation M Period (as defined below) for any Transaction unless Counterparty has provided written notice to Dealer of such restricted period not later than the Scheduled Trading Day immediately preceding the first day of such “restricted period”; Counterparty acknowledges that any such notice may cause a Disrupted Day to occur pursuant to Section 7 hereof; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 8 hereof. Counterparty is not currently contemplating any “distribution” (as defined in Regulation M promulgated under the Exchange Act) of Shares, or any security for which Shares are a “reference security” (as defined in Regulation M promulgated under the Exchange Act). “Regulation M Period” means, for any Transaction, (A) the Relevant Period (as defined below) for such Transaction, (B) the Settlement Valuation Period, if any, for such Transaction and (C) the Seller Termination Purchase Period (as defined below), if any, for such Transaction. “Relevant Period” means, for any Transaction, the period commencing on the Calculation Period Start Date for such Transaction and ending on the later of (1) the earlier of (x) the Scheduled Termination Date and (y) the last Additional Relevant Day (as specified in the related Supplemental Confirmation) for such Transaction, or such earlier day as elected by Dealer and communicated to Counterparty on such day (or, if later, the First Acceleration Date) and (2) if Section 15 hereof is applicable to such Transaction, the date on which all deliveries owed pursuant to such Section 15 have been made.
(i)(v)    As of the Trade Date and the Prepayment Date for each Transaction, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase a number of Shares with a value equal to the Prepayment Amount in compliance with the laws of the jurisdiction of Counterparty’s incorporation.
(j)(vi)    Counterparty is not, and after giving effect to each Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(k)(vii)    Other than pursuant to the permitted exceptions to the covenant set forth in Section 9 hereof as set forth in such Section, Counterparty has not entered, and will not enter, into any repurchase transaction with respect to the Shares (including, without limitation, any agreements similar to the Transactions described herein), where the relevant calculation or valuation dates in any initial hedge period, calculation period, relevant period, settlement valuation period or seller termination purchase period (each however defined) in such other transaction will fall on the same days (including, without limitation, as a result of extensions in such initial hedge period, calculation period, relevant period, settlement valuation period or seller termination purchase period as provided in the relevant agreements) as the Calculation Dates included in any Relevant Period, any Settlement Valuation Period (if applicable) or any Seller Termination Purchase Period (if applicable) under this Master Confirmation. In the event that the relevant calculation or valuation dates included in the initial hedge period, relevant period, calculation period or settlement valuation period in any other transaction fall on any Calculation Dates included in any Relevant Period, any Settlement Valuation Period (if applicable) or any Seller Termination Purchase Period (if applicable) under this Master Confirmation as a result of any postponement of the Scheduled Termination Date or extension of the Settlement Valuation Period pursuant to “Valuation Disruption” above or any analogous provision in such other transaction, Counterparty shall promptly amend such other transaction to avoid any such overlap.
(l)(viii)    Counterparty shall, at least one day prior to the first day of the Settlement Valuation Period, if any, or the Seller Termination Purchase Period, if any, for any Transaction, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18 under the Exchange Act (“Rule 10b-18”) by or for Counterparty or any of its “affiliated purchasers” (as defined in Rule 10b-18) during each of the four calendar weeks preceding such day and during the calendar week in which such day occurs (“Rule 10b-18 purchase” and “blocks” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth in Schedule B hereto.
(m)(ix)    As of the Trade Date for each Transaction hereunder, and as of the date of any election with respect to any Transaction hereunder, there has not been any Merger Announcement (as defined below) in respect of which the period of time contemplated by paragraph (a)(13)(iv) of Rule 10b-18 has not concluded.
8.Regulatory Disruption. In the event that Dealer concludes, in its reasonable discretion based on the advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) similarly applicable to accelerated share repurchase transactions and consistently applied, for it to refrain from or decrease any market activity as it relates to establishing or maintaining a commercially reasonable hedge position on any Scheduled Trading Day or Days during the Calculation Period or, if applicable, the Settlement Valuation Period, Dealer may by written notice to Counterparty elect to deem that a Market Disruption Event has occurred and will be continuing on such Scheduled Trading Day or Days. For the avoidance of doubt, any such Scheduled Trading Day on which a Market Disruption Event is deemed to have occurred pursuant to this Section 7 shall be a Disrupted Day in full, and not a Disrupted Day only in part. Dealer shall notify Counterparty as soon as practicable of the occurrence or cessation, as applicable, of such Regulatory Disruption; provided that Dealer shall not be obligated to disclose any proprietary or confidential models or any other confidential or proprietary information, in each case, used by it for such conclusion.
9. 10b5-1 Plan. Counterparty represents, warrants and covenants to Dealer that:
(a)Counterparty is entering into, and shall act with respect to, this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. For the avoidance of doubt, the parties hereto acknowledge that entry into any Permitted OMR Transaction shall not fall within the ambit of the previous sentence. Counterparty acknowledges that it is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).
(b)During the Calculation Period and the Settlement Valuation Period, if any, for any Transaction and in connection with the delivery of any Alternative Delivery Units for any Transaction, Dealer (or its agent or Affiliate) may effect transactions in Shares in connection with such Transaction. The timing of such transactions by Dealer, the price paid or received per Share pursuant to such transactions and the manner in which such transactions are made, including, without limitation, whether such transactions are made on any securities exchange or privately, shall be within the sole judgment of Dealer. Counterparty acknowledges and agrees that all such transactions shall be made in Dealer’s sole judgment and for Dealer’s own account.
(c)Counterparty does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agent or Affiliate) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with any Transaction, including, without limitation, over how, when or whether Dealer (or its agent or Affiliate) enters into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.
(d)Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.
(e)Counterparty shall not, directly or indirectly, communicate any information relating to the Shares or any Transaction (including, without limitation, any notices required by Section 10(a) hereof) to any employee of Dealer, other than “private side” employees identified by Dealer to Counterparty in writing as employees not responsible for executing market transactions in connection with the Transaction, including Eric Natelson, Tanish Raghavan, Kinya Wang, Theodore Finkelstein or any of their designees.
10.Counterparty Purchases. Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18) shall not, without the prior written consent of Dealer, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including, without limitation, a unit of beneficial interest in a trust or limited partnership or a depository share) or listed contracts on the Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) on any Calculation Date during any Relevant Period, any Settlement Valuation Period (if applicable) or any Seller Termination Purchase Period (if applicable), under this Master Confirmation. Notwithstanding the foregoing, nothing herein shall (i) limit Counterparty’s ability, pursuant to its employee incentive plans, to re-acquire Shares in connection with the related equity transactions, (ii) limit Counterparty’s ability to withhold shares to cover tax liabilities associated with such equity transactions or (iii) limit Counterparty’s ability to grant stock, restricted stock units and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock, restricted stock units or options, in connection with the Counterparty’s compensation policies or plans for directors, officers and employees to the extent such events are not “Rule 10b-18 purchases” within the meaning of Rule 10b-18. Further, (i) Counterparty or an “affiliated purchaser” (as defined in Rule 10b-18) may purchase Shares on any Calculation Date pursuant to a Rule 10b5-1 or Rule 10b-18 repurchase plan entered into with Dealer or an affiliate of Dealer, so long as, on any Scheduled Trading Day, purchases under all such repurchase plans do not in the aggregate exceed 5.0% of the ADTV (as defined in Rule 10b-18(a)(1)) (any transaction described in this clause (i), a “Permitted OMR Transaction”), (ii) an agent independent of Counterparty may purchase Shares effected by or for an issuer plan of Counterparty in accordance with the requirements of Section 10b-18(a)(13)(ii) under the Exchange Act (with “issuer plan” and “agent independent of the Counterparty” each being used herein as defined in Rule 10b-18), and (iii) Counterparty or any “affiliated purchaser” may purchase Shares in (x) unsolicited transactions or (y) privately negotiated (off-market) transactions, in each case, that are not “Rule 10b-18 purchases” (as defined in Rule 10b-18) and that are not expected to result in on-market purchases of the Shares, in each of clause (i), (ii) or (iii), without Dealer’s consent.
11.Special Provisions for Merger Transactions. Notwithstanding anything to the contrary herein or in the Equity Definitions:
(a)Counterparty agrees that it:
(i)    will not during the period commencing on the Trade Date for any Transaction and ending on the last day of the Relevant Period or, if applicable, the later of the last day of the Settlement Valuation Period and the last day of the Seller Termination Purchase Period, for such Transaction make, or permit to be made (to the extent within Counterparty’s control), any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction (a “Merger Announcement”) unless such Merger Announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares;
(ii)    in respect of any Merger Announcement that is within Counterparty’s control or of which Counterparty otherwise becomes aware, shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such Merger Announcement that such Merger Announcement has been made; and
(iii)    shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date of any Merger Transaction or potential Merger Transaction that were not effected through Dealer or its Affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date of any Merger Transaction or potential Merger Transaction.
The written notice described in clause (iii) above shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(b)Counterparty acknowledges that any such Merger Announcement or delivery of a notice with respect thereto may cause the terms of any Transaction to be adjusted. Accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 8 above.
(c)Upon the occurrence of any Merger Announcement (whether made by Counterparty or a third party), Dealer shall make adjustments to the terms of any Transaction in a commercially reasonable manner (other than the dates identified as Calculation Dates in the related Supplemental Confirmation), including, without limitation, the Scheduled Termination Date or the Forward Price Adjustment Amount, and/or suspend the Calculation Period and/or any Settlement Valuation Period to preserve the fair value of the Transaction (such adjustments which are limited to account solely for changes in volatility, expected dividends, stock loan rate, the value of maintaining or establishing any commercially reasonable Hedge Positions in a commercially reasonable manner in connection with the Transaction and liquidity relevant to the Shares or to such Transaction).
“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act, other than, solely for purposes of this Section 10, any such transaction in which the consideration consists solely of cash and there is no valuation period.
12.Special Provisions for Acquisition Transaction Announcements. Notwithstanding anything to the contrary herein or in the Equity Definitions:
(a)If an Acquisition Transaction Announcement occurs on or prior to the Settlement Date for any Transaction, then the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of such Transaction as the Calculation Agent determines appropriate (including, without limitation and for the avoidance of doubt, adjustments that would allow the Number of Shares to be Delivered to be less than zero), at such time or at multiple times as the Calculation Agent determines appropriate, to account for the economic effect on such Transaction of such Acquisition Transaction Announcement (such adjustments which are limited to account solely for changes in volatility, expected dividends, stock loan rate, the value of maintaining or establishing any commercially reasonable Hedge Positions in a commercially reasonable manner in connection with the Transaction and liquidity relevant to the Shares or to such Transaction). If the Number of Shares to be Delivered for any settlement of any Transaction is a negative number, then the terms of the Counterparty Settlement Provisions in Annex A hereto shall apply.
(b)“Acquisition Transaction Announcement” means (i) the announcement of an Acquisition Transaction or an event that, if consummated, would result in an Acquisition Transaction, (ii) an announcement that Counterparty or any of its subsidiaries has entered into an agreement, a letter of intent or an understanding that, if consummated, would result in an Acquisition Transaction, (iii) the announcement of the intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that include, an Acquisition Transaction, (iv) any other announcement that in the reasonable judgment of the Calculation Agent is reasonably likely to result in an Acquisition Transaction (it being understood and agreed that in determining whether such announcement is reasonably likely to result in an Acquisition Transaction, the Calculation Agent may take into consideration, if it would be commercially reasonable to do so, the effect of such announcement on the Shares and/or options relating to the Shares), or (v) any announcement of any change or amendment to any previous Acquisition Transaction Announcement (including any announcement of the abandonment of any such previously announced Acquisition Transaction, agreement, letter of intent, understanding or intention). The term “announcement” as used in the definition of Acquisition Transaction Announcement shall mean any public statement or announcement related to an Acquisition Transaction that is made by (x) Counterparty (or any affiliate or agent thereof) or (y) except in the case of clause (iii) of the definition of Acquisition Transaction Announcement, any entity (or any affiliate or agent thereof) that is (or is reasonably expected to be) a party to such Acquisition Transaction.
(c)“Acquisition Transaction” means (i) any Merger Event (for purposes of this definition the definition of Merger Event shall be read with the references therein to “100%” being replaced by “25%” and references to “50%” being replaced by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), Tender Offer or Merger Transaction or any other transaction involving the merger of Counterparty with or into any third party, (ii) the sale or transfer of all or substantially all of the assets of Counterparty to a person or entity other than Counterparty or a wholly-owned subsidiary of Counterparty, (iii) a recapitalization, reclassification, binding share exchange or other similar transaction with respect to Counterparty, (iv) any acquisition by Counterparty or any of its subsidiaries (other than an acquisition from Counterparty or a wholly-owned subsidiary of Counterparty) where the aggregate consideration transferable by Counterparty or its subsidiaries exceeds 35% of the market capitalization of Counterparty as of the date of such announcement, (v) any lease, exchange, transfer, disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests in subsidiaries) or other similar event by Counterparty or any of its subsidiaries (other than a lease, exchange, transfer, disposition or similar event between and/or among solely Counterparty and/or one or more wholly-owned subsidiaries of Counterparty) where the aggregate consideration transferable or receivable by or to Counterparty or its subsidiaries exceeds 35% of the market capitalization of Counterparty as of the date of such announcement or (vi) any transaction in which Counterparty or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise).
13.Acknowledgments.
(a)The parties hereto intend for:
(b)(i)     each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555, 556, 560 and 561 of the Bankruptcy Code;
(c)(ii)     the Agreement to be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;
(d)(iii)     a party’s right to liquidate, terminate or accelerate any Transaction, net out or offset termination values or payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” (as defined in the Bankruptcy Code); and
(e)(iv)     all payments for, under or in connection with each Transaction, all payments for the Shares (including, for the avoidance of doubt, payment of the Prepayment Amount) and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code).
(f)Counterparty acknowledges that:
(g)(i)    during the term of any Transaction, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;
(h)(ii)    Dealer and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to any Transaction;
(i)(iii)    Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the VWAP Price;
(j)(iv)    any market activities of Dealer and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and VWAP Price, each in a manner that may be adverse to Counterparty; and
(k)(v)    each Transaction is a derivatives transaction in which it has granted Dealer an option; Dealer may purchase Shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction.
14.No Collateral, Netting or Setoff. Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations under any Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Master Confirmation or any Supplemental Confirmation, or under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under any Transaction, whether arising under the Agreement, this Master Confirmation or any Supplemental Confirmation, or under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.
15.Delivery of Shares. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
16.Alternative Termination Settlement. In the event that (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (b) any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to all holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Counterparty’s control, or (iii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Counterparty’s control), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, unless Counterparty makes an election to the contrary no later than the Early Termination Date or the date on which such Transaction is terminated or cancelled, Counterparty or Dealer, as the case may be, shall deliver to the other party a number of Shares (or, in the case of a Nationalization, Insolvency or Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Nationalization, Insolvency or Merger Event, as the case may be (each such unit, an “Alternative Delivery Unit”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a commercially reasonable manner over a commercially reasonable period of time (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including, without limitation, the market price of the Shares or Alternative Delivery Units on the Early Termination Date or the date of early cancellation or termination, as the case may be, and, if such delivery is made by Dealer, the prices at which Dealer purchases Shares or Alternative Delivery Units on any Calculation Date to fulfill its delivery obligations under this Section 15, assuming such purchases are made in a commercially reasonable manner in order to unwind a commercially reasonable hedge position and at prices that reflect the prevailing market price of Shares or Alternative Delivery Units, as the case may be); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Nationalization, Insolvency or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may elect that the provisions of this Section 15 above providing for the delivery of Shares or Alternative Delivery Units, as the case may be, shall not apply only if Counterparty represents and warrants to Dealer, in writing on the date it notifies Dealer of such election, that, as of such date, Counterparty is not aware of any material non-public information regarding Counterparty or the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. If delivery of Shares or Alternative Delivery Units, as the case may be, pursuant to this Section 15 is to be made by Counterparty, paragraphs 2 through 7 of Annex A hereto shall apply as if (A) such delivery were a settlement of such Transaction to which Net Share Settlement applied, (B) the Cash Settlement Payment Date were the Early Termination Date or the date of early cancellation or termination, as the case may be, and (C) the Forward Cash Settlement Amount were equal to (x) zero minus (y) the Payment Amount owed by Counterparty. For the avoidance of doubt, if Counterparty validly elects for the provisions of this Section 15 relating to the delivery of Shares or Alternative Delivery Units, as the case may be, not to apply to any Payment Amount, the provisions of Article 12 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply. If delivery of Shares or Alternative Delivery Units, as the case may be, is to be made by Dealer pursuant to this Section 15, the period during which Dealer purchases Shares or Alternative Delivery Units to fulfill its delivery obligations under this Section 15 shall be referred to as the “Seller Termination Purchase Period”; provided that the parties hereby agree that such purchases shall be made solely on Calculation Dates for the relevant Transaction.
17.Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating (a) the Close-Out Amount pursuant to Section 6 of the Agreement and (b) the amount due upon cancellation or termination of any Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Dealer may (but need not) determine such amount assuming a commercially reasonable risk bid were used to determine costs associated with closing out any commercially reasonable hedge position with respect to the Transaction in a commercially reasonable manner prior to or promptly following the designation of an Early Termination Date. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement or Article 12 of the Equity Definitions, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement or upon cancellation or termination of the relevant Transaction under Article 12 of the Equity Definitions will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive or deliver Shares or Alternative Delivery Units in accordance with Section 15 hereof, such Shares or Alternative Delivery Units shall be delivered on a date selected in a commercially reasonable manner by the Calculation Agent as promptly as practicable thereafter.
18.Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer may not be entitled to take delivery of any Shares deliverable hereunder to the extent (but only to the extent) that, after such receipt of any Shares hereunder, the Equity Percentage would exceed 8.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery the Equity Percentage would exceed 8.0%. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that, after such delivery, the Equity Percentage would not exceed 8.0%. The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.
19.Maximum Share Delivery. Notwithstanding anything to the contrary in this Master Confirmation, in no event shall Dealer be required to deliver any Shares, or any Shares or other securities comprising Alternative Delivery Units, in respect of any Transaction in excess of the Maximum Number of Shares set forth in the Supplemental Confirmation for such Transaction. The Maximum Number of Shares shall be subject to adjustment, which for the avoidance of doubt shall be done in a commercially reasonable manner, only on account of Potential Adjustment Events of the type specified in (x) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (y) Section 11.2(e)(vii) of the Equity Definitions as long as, in the case of clause (y), such event is within Counterparty’s control.
20.Additional Termination Events. Notwithstanding anything to the contrary in Section 6 of the Agreement, if a Termination Price is specified in the Supplemental Confirmation for any Transaction, then an Additional Termination Event will occur without any notice or action by Dealer or Counterparty if the

VWAP Price is below such Termination Price for any three (3) consecutive Exchange Business Days during the Calculation Period, with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.
21.Non-confidentiality. Dealer and Counterparty hereby acknowledge and agree that, subject to Section 8(e) hereof, each is authorized to disclose every aspect of this Master Confirmation, any Supplemental Confirmation and the transactions contemplated hereby and thereby to any and all persons, without limitation of any kind, and there are no express or implied agreements, arrangements or understandings to the contrary.
22.Assignment and Transfer. Notwithstanding anything to the contrary in the Agreement, Dealer may assign any of its rights or duties hereunder to any one or more of its Affiliates without the prior written consent of Counterparty; provided that such Affiliate of Dealer (1) has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Dealer’s credit rating at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer generally for similar transactions, by Dealer or Dealer’s ultimate parent; provided further that (i) an Event of Default or Termination Event will not occur as a result of such transfer and assignment, (ii) each of Dealer and the transferee (or the assignee, as applicable) is a “dealer in securities” within the meaning of Section 475(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) the transferee or assignee is a “United States person” within the meaning of Section 7701(a)(30) of the Code, (iv) as a result of such transfer and assignment, Counterparty will not (x) be required to pay or deliver to the transferee or assignee on any payment date or delivery date an amount or number of Shares, as applicable (including under Section 2(d)(i)(4) of the Agreement), greater than the amount or the number of Shares, respectively, that Counterparty would have been required to pay or deliver to Dealer in the absence of such transfer and assignment or (y) receive from the transferee or assignee on any payment date or delivery date an amount or a number of Shares, as applicable (after taking into account any deduction or withholding for Tax and any amount paid under Section 2(d)(i)(4) of the Agreement), lower than the amount or the number of Shares, respectively, that Dealer would have been required to pay or deliver, as the case may be, to Counterparty in the absence of such transfer and assignment and (v) Dealer shall have caused such transferee or assignee to (x) provide to Counterparty a correct, complete (in a manner reasonably satisfactory to Counterparty) and executed United States Internal Revenue Service (“IRS”) Form W-9 (or a successor form thereto) and (y) make such tax representations and provide such other tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine prior to such transfer or assignment that the results described in clause (iv) above would not occur. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer may assign the right to receive Settlement Shares to any third party who may legally receive Settlement Shares. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance. For the avoidance of doubt, Dealer hereby acknowledges that notwithstanding any such designation hereunder, to the extent any of Dealer’s obligations in respect of any Transaction are not completed by its designee, Dealer shall be obligated to continue to perform or to cause any other of its designees to perform in respect of such obligations.
23.Amendments to the Equity Definitions, Agreement.
(a)Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “a material”; and adding the phrase “or such Transaction” at the end of the sentence.
(b)Section 11.2(c) of the Equity Definitions is hereby amended by (w) replacing the words “a diluting or concentrative” with “a material” in the fifth line thereof, (x) adding the phrase “or the Transaction” after the words “the relevant Shares” in the same sentence, (y) replacing the words “diluting or concentrative” in the sixth to last line thereof with the word “material” and (z) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, except in the case of a Potential Adjustment Event as described in Section 11.2(e)(i), Section 11.2(e)(ii)(A), Section 11.2(e)(ii)(B), Section 11.2(e)(iv) or Section 11.2(e)(v), adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares); in the case of a Potential Adjustment Event as described in Section 11.2(e)(i), Section 11.2(e)(ii)(A), Section 11.2(e)(ii)(B), Section 11.2(e)(iv) or Section 11.2(e)(v), no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares.”
(c)Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “that may have a diluting or concentrative” and replacing them with the words “that is the result of a corporate event within the Issuer’s control involving Issuer or its securities that has a material economic”; and adding the phrase “or the relevant Transaction” at the end of the sentence.
(d)Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:
(e)(i)    deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and
(f)(ii)    replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence.
(g)Section 12.9(b)(v) of the Equity Definitions is hereby amended by:
(h)(i)    adding the phrase “, provided that the Non-Hedging Party may not elect to terminate the Transaction unless concurrently with electing to terminate the Transaction, it represents and warrants to the Hedging Party that it is not in possession of any material non-public information with respect to the Non-Hedging Party or the Shares” at the end of subsection (C); and
(i)(ii)    deleting clause (X) in the final sentence.
(j)Section 12.9(b)(vi) of the Equity Definitions is hereby amended by
(k)adding the phrase “, provided that the Non-Hedging Party may not elect to terminate the Transaction unless concurrently with electing to terminate the Transaction, it represents and warrants to the Hedging Party that it is not in possession of any material non-public information with respect to the Non-Hedging Party or the Shares” at the end of subsection (C).
(l)Section 12(a) of the Agreement is hereby amended by (1) deleting the phrase “or e-mail” in the third line thereof and (2) deleting the phrase “or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day” in the final clause thereof.
24.Extraordinary Dividend. If Counterparty declares any Extraordinary Dividend that has an ex-dividend date during the period commencing on the Trade Date for any Transaction and ending on the last day of the Relevant Period or, if applicable, the later of the last day of the Settlement Valuation Period and the last day of the Seller Termination Purchase Period, for such Transaction, then prior to or on the date on which such Extraordinary Dividend is paid by Counterparty to holders of record, Counterparty shall pay to Dealer, for each Transaction under this Master Confirmation, an amount in cash equal to the product of (i) the amount of such Extraordinary Dividend and (ii) the theoretical short delta number of shares as of the opening of business on the related ex-dividend date, as determined by the Calculation Agent, required for Dealer to hedge its exposure in a commercially reasonable manner to such Transaction.
25.Status of Claims in Bankruptcy. Dealer acknowledges and agrees that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights against Counterparty with respect to any Transaction that are senior to the claims of common stockholders of Counterparty in any United States bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any Transaction; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than any Transaction.

26.Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Master Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement any Supplemental Confirmation, this Master Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under any Supplemental Confirmation, this Master Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, without limitation, rights arising from Change in Law, Loss of Stock Borrow, Increased Cost of Stock Borrow, Increased Cost of Hedging, or Illegality).
27.[Reserved.]
28.Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE AGREEMENT, THIS MASTER CONFIRMATION, EACH SUPPLEMENTAL CONFIRMATION, THE TRANSACTIONS HEREUNDER AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, THIS MASTER CONFIRMATION AND ANY SUPPLEMENTAL CONFIRMATION AND THE TRANSACTIONS HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.
29.Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.
30.U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.
31.“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
32.Tax.
(a)For purposes of Section 3(f) of the Agreement, Dealer represents to Counterparty that it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).
(b)For purposes of Section 4(a) of the Agreement, Dealer agrees to deliver to Counterparty a valid, accurate and complete U.S. Internal Revenue Service Form W-9 (or any successor form) (A) upon execution of this Master Confirmation, (B) promptly upon reasonable demand by Counterparty and (C) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by Dealer has become obsolete, invalid or incorrect.
(c)For purposes of Section 3(f) of the Agreement, Counterparty represents to Dealer that it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) and an “exempt recipient” under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.
(d)For purposes of Section 4(a) of the Agreement, Counterparty agrees to deliver to Dealer a valid, accurate and complete U.S. Internal Revenue Service Form W-9 (or any successor form) (A) upon execution of this Master Confirmation, (B) promptly upon reasonable demand by Dealer and (C) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by Counterparty has become obsolete, invalid or incorrect.
(e)“Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) or (ii) any withholding tax imposed or collected on any amount treated as a dividend or dividend equivalent for U.S. federal income tax purposes (a “Dividend Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax and a Dividend Withholding Tax is a Tax, the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
33.Delivery of Cash. For the avoidance of doubt, other than payment of the Prepayment Amount by Counterparty, nothing in this Master Confirmation shall be interpreted as requiring Counterparty to cash settle any Transaction, except in circumstances where cash settlement is within Counterparty’s control (including, without limitation, where Counterparty timely elects not to receive or deliver Alternative Delivery Units in accordance with Section 15) or in those circumstances in which holders of the Shares would also receive cash.
34.[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Master Confirmation and returning it to us.
Very truly yours,

CITIBANK, N.A.
By:
Authorized Signatory
Name:

[Signature Page to Master Confirmation]

Accepted and confirmed
as of the date first set
forth above:

ACV AUCTIONS INC.
By:	s/Bill Zerella
Authorized Signatory
Name: Bill Zerella

[Signature Page to Master Confirmation]

SCHEDULE A
FORM OF SUPPLEMENTAL CONFIRMATION
Citibank, N.A.
Corporate Equity Derivatives
390 Greenwich Street, 4th Floor
New York, NY 10013

[__________], 20[__]
To:     ACV Auctions Inc.
640 Ellicott Street, #321
Buffalo, New York 14203
Attention: Legal Department
Telephone No.: 1-800-553-4070
Email Address: [_]

Re:     Supplemental Confirmation—Uncollared Accelerated Share Repurchase Tranche [ ]
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Citibank, N.A. (“Dealer”) and ACV Auctions Inc., a Delaware corporation (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation, dated as of May 12, 2026 (the “Master Confirmation”), between Dealer and Counterparty, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:
Trade Date:    [__________], 20[__]
Forward Price Adjustment Amount:    USD [___]
Calculation Period Start Date:    [__________], 20[__]
Scheduled Termination Date:    [__________], 20[__]
First Acceleration Date:    [__________], 20[__]
Prepayment Amount:    USD [___]
Prepayment Date:    [__________], 20[__]
Initial Shares:    [___] Shares provided that if, in connection with the Transaction, Dealer is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Dealer is able to so borrow or otherwise acquire as part of establishing a commercially reasonable hedge position, and thereafter Dealer shall continue to use commercially

#102445828v3

reasonable efforts to borrow or otherwise acquire a number of Shares, at a stock borrow cost no greater than the Initial Stock Loan Rate, equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable (it being understood, for the avoidance of doubt, that in using such commercially reasonable efforts Dealer shall act in good faith to obtain a commercially reasonable hedge position and in accordance with its then current policies, practices and procedures (including without limitation any policies, practices or procedures relating to counterparty risk, market risk, reputational risk, credit, documentation, legal, regulatory capital, compliance and collateral), and shall not be required to enter into any securities lending transaction or transact with any potential securities lender if such transaction would not be in accordance with such policies, practices and procedures). For the avoidance of doubt, the aggregate of all shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “number of Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.
Initial Share Delivery Date:    [___], 20[__]
Maximum Stock Loan Rate:    500 basis points per annum
Initial Stock Loan Rate:    25 basis points per annum
Maximum Number of Shares:    [___] Shares
Floor Price:    USD 0.01 per Share
Termination Price:    USD [___] per Share
Additional Relevant Days:    The [____] Exchange Business Days immediately following the Calculation Period.
Reserved Shares:    Notwithstanding anything to the contrary in the Master Confirmation, as of the date of this Supplemental Confirmation, the Reserved Shares shall be equal to [__] Shares.
Calculation Dates:    Each Exchange Business Day commencing on the Calculation Period Start Date.
3.    In addition to the covenants in the Agreement and herein, Dealer agrees to use commercially reasonable efforts, on each Calculation Date during the Relevant Period and any Settlement Valuation Period or Seller Termination Purchase Period for this Transaction, to make all purchases of Shares in connection with this Transaction (other than purchases to dynamically hedge for Dealer’s own account or the account of its affiliate(s) the optionality arising under the Transaction (including, for the avoidance of doubt, timing optionality)) in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934 (“Rule 10b-18”), as if such rule was applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any

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delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s reasonable control; provided that, without limiting the generality of the first sentence of this Paragraph 3, Dealer shall not be responsible for any failure to comply with Rule 10b-18(b)(3) to the extent any transaction that was executed (or deemed to be executed) by or on behalf of the Counterparty or an affiliated purchaser pursuant to a separate agreement is not deemed to be an “independent bid” or an “independent transaction” for purposes of Rule 10b-18(b)(3).
4.    Counterparty represents and warrants to Dealer that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs, except as set forth in any notice delivered to Dealer prior to the Trade Date.
5.    This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Supplemental Confirmation and returning it to us.
Very truly yours,

CITIBANK, N.A.
By:
Authorized Signatory
Name:

[Signature Page to Supplemental Confirmation]

Accepted and confirmed
as of the Trade Date:

ACV AUCTIONS INC.
By:
Authorized Signatory
Name:

[Signature Page to Supplemental Confirmation]

SCHEDULE B
FORM OF CERTIFICATE OF RULE 10B-18 PURCHASES

[Letterhead of Counterparty]
Citibank, N.A.
Corporate Equity Derivatives
390 Greenwich Street, 4th Floor
New York, NY 10013

Re:     Uncollared Accelerated Share Repurchase

Ladies and Gentlemen:
    In connection with our entry into the Master Confirmation, dated as of May 12, 2026, between Citibank, N.A. and ACV Auctions Inc., a Delaware corporation, as amended and supplemented from time to time (the “Master Confirmation”) and the Supplemental Confirmation thereto, dated as of [__________], 20[__], we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks (all as defined in Rule 10b-18 under the Securities Exchange Act of 1934) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the first day of the [Settlement Valuation Period][Seller Termination Purchase Period] (as defined in the Master Confirmation) and the week during which the first day of such [Settlement Valuation Period][Seller Termination Purchase Period] occurs.
Number of Shares: __________________
We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.
Very truly yours,

ACV AUCTIONS INC.
By:
Authorized Signatory
Name:
B-1

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ANNEX A
COUNTERPARTY SETTLEMENT PROVISIONS
1.    The following Counterparty Settlement Provisions shall apply to any Transaction to the extent indicated under the Master Confirmation:
Settlement Currency:    USD
Settlement Method Election:    Applicable; provided that (i) Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words “Net Share” and (ii) the Electing Party may make a settlement method election only if the Electing Party represents and warrants to Dealer in writing on the date it notifies Dealer of its election that, as of such date, the Electing Party is not aware of any material non-public information regarding Counterparty or the Shares and is electing the settlement method in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.
Electing Party:    Counterparty
Settlement Method Election Date:    The earlier of (i) the Scheduled Termination Date and (ii) the second Exchange Business Day immediately following the Accelerated Termination Date (in which case the election under Section 7.1 of the Equity Definitions shall be made no later than 10 minutes prior to the open of trading on the Exchange on such second Exchange Business Day), as the case may be. Concurrently with electing Cash Settlement pursuant to this Annex A, Counterparty shall be deemed to have represented and warranted to Dealer that (x) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code) and (y) Counterparty would be able to purchase a number of Shares with a value equal to the product of the Number of Shares to be Delivered and the VWAP Price on the immediately preceding Scheduled Trading Day in compliance with the laws of the jurisdiction of Counterparty’s incorporation.
Default Settlement Method:    Cash Settlement
Forward Cash Settlement Amount:    An amount equal to (a) the Number of Shares to be Delivered, multiplied by (b) the Settlement Price.
Settlement Price:    An amount equal to the average of the VWAP Prices for the Calculation Dates in the Settlement Valuation Period, subject to Valuation Disruption as specified in the Master Confirmation.
Settlement Valuation Period:    A number of Calculation Dates selected by Dealer as necessary to unwind a commercially reasonable hedge position with respect to the relevant Transaction in a commercially reasonable manner, beginning on the Calculation Date immediately following the earlier of (i) the

Annex A-1

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Scheduled Termination Date or (ii) the Calculation Date immediately following the Accelerated Termination Date.
Cash Settlement:    If Cash Settlement is applicable, then Counterparty shall pay to Dealer the absolute value of the Forward Cash Settlement Amount on the Cash Settlement Payment Date.
Cash Settlement Payment Date:    The date that is the second Clearance System Business Day that is also an Exchange Business Day immediately following the last day of the Settlement Valuation Period.
Net Share Settlement Procedures:    If Net Share Settlement is applicable, Net Share Settlement shall be made in accordance with paragraphs 2 through 7 below.
2.    Net Share Settlement shall be made by delivery on the Cash Settlement Payment Date of a number of Shares satisfying the conditions set forth in paragraph 3 below (the “Registered Settlement Shares”), or a number of Shares not satisfying such conditions (the “Unregistered Settlement Shares”), in either case with a value equal to the absolute value of the Forward Cash Settlement Amount (which value shall, in the case of Unregistered Settlement Shares, take into account a commercially reasonable illiquidity discount), in each case as determined by the Calculation Agent. If all of the conditions for delivery of either Registered Settlement Shares or Unregistered Settlement Shares have not been satisfied, Cash Settlement shall be applicable in accordance with paragraph 1 above notwithstanding Counterparty’s election or the Default Settlement Method of Net Share Settlement.
3.    Counterparty may only deliver Registered Settlement Shares pursuant to paragraph 2 above if:
(a)    a registration statement covering public resale of the Registered Settlement Shares by Dealer (the “Registration Statement”) shall have been filed with the Securities and Exchange Commission under the Securities Act and been declared or otherwise become effective on or prior to the date of delivery, and no stop order shall be in effect with respect to the Registration Statement; a printed prospectus relating to the Registered Settlement Shares (including, without limitation, any prospectus supplement thereto, the “Prospectus”) shall have been delivered to Dealer, in such quantities as Dealer shall reasonably have requested, on or prior to the date of delivery;
(b)    the form and content of the Registration Statement and the Prospectus (including, without limitation, any sections describing the plan of distribution) shall be reasonably satisfactory to Dealer;
(c)    as of or prior to the date of delivery, Dealer and its agents shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities of similar size by issuers of comparable size to Counterparty and in the same industry as Counterparty and the results of such investigation are satisfactory to Dealer, in its good faith discretion; and
(d)    as of the date of delivery, an agreement (the “Underwriting Agreement”) shall have been entered into with Dealer in connection with the public resale of the Registered Settlement Shares by Dealer substantially similar to underwriting agreements customary for underwritten offerings of equity securities of similar size by issuers of comparable size to Counterparty and in the same industry as Counterparty, in form and substance reasonably satisfactory to Dealer, which Underwriting Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its Affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters for underwritten offerings of equity securities of similar size.
4.    If Counterparty delivers Unregistered Settlement Shares pursuant to paragraph 2 above:

Annex A-2

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(a)    all Unregistered Settlement Shares shall be delivered to Dealer (or any Affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;
(b)    as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any Affiliate of Dealer designated by Dealer) reasonably identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size by issuers of comparable size to Counterparty and in the same industry as Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);
(c)    as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any Affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such Affiliate) and the private resale of such shares by Dealer (or any such Affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size by issuers of comparable size to Counterparty and in the same industry as Counterparty, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, customary provisions substantially similar to those contained in such private placement purchase agreements for private placements of equity securities of similar size relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its Affiliates and, if customary for private placements of similar size, the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters (provided that the private placement agreement shall only require that Counterparty use commercially reasonable efforts to provide customary opinions, accountants’ comfort letters, and lawyers’ negative assurance letters), and shall provide for the payment by Counterparty of all commercially reasonable, out-of-pocket fees and expenses of Dealer (and any such Affiliate) in connection with such resale, including, without limitation, all commercially reasonable fees and expenses of outside counsel for Dealer, and shall contain such customary representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and
(d)    in connection with the private placement of such shares by Counterparty to Dealer (or any such Affiliate) and the private resale of such shares by Dealer (or any such Affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a customary private placement memorandum in form and substance reasonably satisfactory to Dealer.
5.    Dealer, itself or through an Affiliate (the “Selling Agent”) or any underwriter(s), will sell all, or such lesser portion as may be required hereunder, of the Registered Settlement Shares or Unregistered Settlement Shares and any Makewhole Shares (as defined below) (together, the “Settlement Shares”) delivered by Counterparty to Dealer pursuant to paragraph 6 below as promptly as reasonably practicable commencing on the Cash Settlement Payment Date and continuing until the date on which the aggregate Net Proceeds (as such term is defined below) of such sales as determined by Dealer in a commercially reasonable manner over a period to unwind a commercially reasonable hedge position, is equal to the absolute value of the Forward Cash Settlement Amount (such date, the “Final Resale Date”). If the proceeds of any sale(s) made by Dealer, the Selling Agent or any underwriter(s), net of any commercially reasonable fees and commissions (including, without limitation, underwriting or placement fees) customary for similar transactions of similar size and similar magnitude for similarly situated issuers (including as to size of issuer and liquidity of relevant shares) under the circumstances at the time of the offering, together with commercially reasonable carrying charges and expenses customary for a transaction of this type incurred in connection with the offer and sale of the Shares (including, without limitation, the covering of any over-allotment or short position (syndicate or otherwise)) (the “Net Proceeds”) exceed the absolute value of the Forward Cash Settlement Amount, Dealer will refund, in USD or, at the option of Counterparty, Shares, such excess to Counterparty on the date that is two (2) Currency Business Days following the Final Resale Date, and, if any portion of the Settlement Shares remains unsold, Dealer shall return to Counterparty on that date such unsold Shares.

Annex A-3

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6.    If the Calculation Agent determines that the Net Proceeds received from the sale of the Registered Settlement Shares or Unregistered Settlement Shares or any Makewhole Shares, if any, pursuant to this paragraph 6 are less than the absolute value of the Forward Cash Settlement Amount (the amount in USD by which the Net Proceeds are less than the absolute value of the Forward Cash Settlement Amount being the “Shortfall” and the date on which such determination is made, the “Deficiency Determination Date”), Counterparty shall on the Exchange Business Day next succeeding the Deficiency Determination Date (the “Makewhole Notice Date”) deliver to Dealer, through the Selling Agent, a notice of Counterparty’s election that Counterparty shall either (i) pay an amount in cash equal to the Shortfall on the day that is two Currency Business Days after the Makewhole Notice Date, or (ii) deliver additional Shares. If Counterparty elects to deliver to Dealer additional Shares, then Counterparty shall deliver additional Shares in compliance with the terms and conditions of paragraph 3 or paragraph 4 above, as the case may be (the “Makewhole Shares”), on the second Clearance System Business Day that is also an Exchange Business Day following the Makewhole Notice Date in such number as the Calculation Agent determines would have a market value on that Exchange Business Day equal to the Shortfall. Such Makewhole Shares shall be sold by Dealer in a commercially reasonable manner and in accordance with the provisions above; provided that if the sum of the Net Proceeds from the sale of the originally delivered Shares and the Net Proceeds from the sale of any Makewhole Shares is less than the absolute value of the Forward Cash Settlement Amount then Counterparty shall, at its election, either make such cash payment or deliver to Dealer further Makewhole Shares until such Shortfall has been reduced to zero. For the avoidance of doubt, nothing herein shall obligate the Counterparty to satisfy the Shortfall by paying cash to Dealer.
7.    Notwithstanding the foregoing, in no event shall the aggregate number of Settlement Shares for any Transaction be greater than the Reserved Shares minus the amount of any Shares actually delivered by Counterparty under any other Transaction(s) under this Master Confirmation (the result of such calculation, the “Capped Number”). Counterparty represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number is equal to or less than the number of Shares determined according to the following formula:
A – B
Where    A =     the number of authorized but unissued shares of Counterparty that are not reserved for future issuance on the date of the determination of the Capped Number; and
    B =     the maximum number of Shares required to be delivered to third parties if Counterparty elected net share settlement (however defined) of all transactions in the Shares (other than Transactions in the Shares under this Master Confirmation) with all third parties that are then currently outstanding and unexercised.
“Reserved Shares” means initially, 17,123,288 Shares. The Reserved Shares may be increased or decreased in a Supplemental Confirmation; provided that, notwithstanding anything to the contrary in the Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement, the Reserved Shares shall not be adjusted for any events not within the control of Counterparty.

Annex A-4

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